MILLER ENERGY ANNOUNCES PRELIMINARY AGREEMENT WITH SECOND LIEN LENDERS AND FILES FOR REORGANIZATION UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE

Operations to Continue in the Ordinary Course

HOUSTON, TX-(October 1, 2015) - Miller Energy Resources, Inc. (OTC: MILL) (“Miller Energy” or the “Company”) announced today that it and certain of its subsidiaries have filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Alaska (“Bankruptcy Court”). Miller Energy has agreed upon a term sheet with Apollo Investment Corp. and certain affiliates of Highbridge Capital Strategies (together, the “Second Lien Lenders”) for a comprehensive financial restructuring that would substantially reduce the Company’s indebtedness, provide a long-term solution for its balance sheet, enable the Company to operate with minimal disruption and loss of productivity, and protect and preserve its going-concern value for all stakeholders.

The Chapter 11 Cases were filed pursuant to a term sheet setting forth a proposed plan of reorganization (“Plan Term Sheet”) and a debtor-in-possession loan facility (the “DIP Facility”) of up to $20 million (together the Plan Term Sheet and the DIP Facility term sheet are referred to as the “Pre-Negotiated Bankruptcy Plan” among the Company and the Second Lien Lenders). The Pre-Negotiated Bankruptcy Plan requires that the Second Lien Lenders support and provide funding for a proposed plan of reorganization of the Company and its subsidiaries on terms and conditions substantially similar to those set forth in the Plan Term Sheet.

Miller Energy and its subsidiaries will continue to manage their properties and operate their businesses in the ordinary course throughout the Chapter 11 process while the Company seeks confirmation of the Pre-Negotiated Bankruptcy Plan under the jurisdiction of the Bankruptcy Court.

To oversee the bankruptcy process and seek out any additional opportunities outside the Pre-Negotiated Bankruptcy Plan to maximize the value of the Company and its assets, Miller’s Board of Directors has established a restructuring committee (the “Restructuring Committee”) consisting of four members with equal voting power. The four members are the Company’s three independent directors - Mr. Haag Sherman, Mr. Bob Gower and Mr. Gerald Hannahs - and Miller’s Chief Executive Officer, Mr. Carl Giesler.

The Company in March 2015 began its previously-disclosed capital repositioning process in order to stabilize its financial position, improve its balance sheet and maximize the value of its assets for all stakeholders. As part of that process, Miller Energy met with more than 75 prospective lenders and potential non-core asset purchasers. The Company had secured from a private financing source a signed term sheet for a more than $165 million loan that would largely refinance the Company’s outstanding debt. Additionally, the Company had secured signed letters of intent on several non-core asset sales. The loan and the non-core asset sales, coupled with the cash State of Alaska tax credits owed to the Company, may have provided Miller Energy sufficient funding to restructure its financial position outside of bankruptcy. The private financing source, however, recently terminated negotiations with the Company, citing the initiation of administrative proceedings against the Company by the Securities and Exchange Commission (“SEC”) Division of Enforcement as well as the involuntary bankruptcy petition filed against a subsidiary of the Company by affiliates of Baker Hughes and Schlumberger.

A confluence of factors led to the Miller Energy’s need to pursue this financial restructuring. The Company believes that, among those factors, the most notable are (1) the recent withdrawal by that private financing source from talks with the Company, (2) the substantial decline in Brent oil prices from greater than $100 per barrel in September 2014 to less than $50 per barrel recently and (3) an ambitious drilling plan implemented during the relatively high oil price environment of calendar 2014 that resulted in meaningfully lower-than-expected additional production.
Miller Energy’s Board and management believe this financial restructuring in bankruptcy is a necessary and prudent step that represents the best path forward for the Company. In addition, Miller Energy believes that the Pre-Negotiated Bankruptcy Plan will allow it to target an accelerated timeline for emergence from bankruptcy, at which point it expects to be a stronger, more competitive company. Miller Energy believes this plan will optimize the value and productivity of the Company for all its stakeholders, including its vendors and the State of Alaska.
The Chapter 11 process should allow Miller Energy to preserve the value of its assets and to operate its business with minimal interruption while management implements the restructuring in a deliberate, court-supervised manner. Miller Energy would like to thank its employees, whose hard work, focus and dedication has been and will remain essential to continued operations.

As it proceeds with its financial restructuring, the Company expects, based on current commodity prices, that its cash on hand and cash from operating activities coupled with its expected state cash tax credit receipts and its DIP Facility of up to $20 million will be adequate to fund its projected cash needs, including the ongoing and timely payment of operating costs and expenses.

In addition to the filing of the Chapter 11 Cases, Miller Energy asked the Bankruptcy Court to consider several “first day” motions on an expedited basis enabling it to continue its operations in the ordinary course. Importantly, the Company expects to pay timely all its vendors and other service providers in full for going-forward services and its employees’ salaries and benefits, while maintaining its cash management systems.

Under the terms of the Pre-Negotiated Bankruptcy Plan, the Second Lien Lenders will convert a substantial amount of their existing loan into equity in the reorganized Company. The resulting reorganized company is, as a result, expected to be well-capitalized, competitive and able to grow its operations.

The Second Lien Lenders may terminate the Pre-Negotiated Bankruptcy Plan under certain circumstances, including if (i) a termination event occurs under the DIP Facility, including if the Company fails to meet certain milestones, (ii) the Chapter 11 Cases are converted to a chapter 7 liquidation or dismissed, or (iii) a trustee or examiner with expanded powers is appointed.

The Company can terminate the Pre-Negotiated Bankruptcy Plan if it believes in good faith that its fiduciary duties require that plan’s withdrawal.

The Restructuring Committee has directed that Miller’s financial advisor, Seaport Global Securities (“SGS”), in conjunction with management and at the direction of the Restructuring Committee, continue efforts to solicit alternative refinancing, asset sale and restructuring proposals. SGS and management will report all potential offers to the Restructuring Committee for their evaluation with the goal of ensuring that the Company maximizes the overall recoveries for its stakeholders.

Miller Energy has retained Andrews Kurth LLP as legal counsel.

Additional information about Miller Energy’s restructuring, including access to court documents and other general information about the Chapter 11 cases, is expected to be available through PACER or at http://primeclerk.com/

About Miller Energy Resources

Miller Energy Resources, Inc. is an oil and natural gas production company focused on Alaska. The Company has a substantial acreage, reserve, and resource position in the State, significant midstream and rig infrastructure to support production, and 100% working interest in and operatorship of most of its assets. Miller Energy manages its operations from Anchorage with additional administrative offices in the lower 48. More information on Miller Energy can be found at www.millerenergyresources.com.

Statements Regarding Forward-Looking Information

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "should," "may," "will," "continue," "strategy," "position," "opportunity," statements regarding the "flexibility" of the Company or the negative of any of those terms or other variations of them or by comparable terminology. A discussion of these risk factors is included in the Company's periodic reports filed with the SEC.

Contact:

Mr. Carl F. Giesler
CEO
Tel: 832-658-2200